EXHIBIT 99.2

iVillage Inc. and Subsidiaries

Unaudited Pro Forma Combined Condensed Consolidated Financial Information

for the Year Ended December 31, 2004

The following unaudited pro forma combined condensed consolidated financial statements have been prepared to give effect to the acquisition of HealthCentersOnline, Inc. by iVillage Inc. and are based upon the historical results of HealthCentersOnline, Inc. and iVillage Inc., and the preliminary estimates and assumptions have been made solely for the purposes of developing this pro forma information.  The unaudited pro forma combined condensed consolidated financial statements are not necessarily indicative of the results of operations or combined financial position that would have been achieved had these transactions been consummated as of the dates indicated, nor is it indicative of the results of operations in future periods or the future financial position of the combined company.

The unaudited pro forma combined condensed consolidated balance sheet and unaudited pro forma combined condensed consolidated statements of operations and the accompanying notes thereto should be read in conjunction with the historical financial statements of iVillage Inc. and HealthCentersOnline, Inc. and notes thereto.

The unaudited pro forma combined condensed consolidated balance sheet as of December 31, 2004 gives effect to these transactions as if such transactions had occurred on December 31, 2004.  The unaudited pro forma combined condensed consolidated statement of operations for the year ended December 31, 2004 gives effect to these transactions as if such transactions had occurred on January 1, 2004.

The allocation of the purchase price to the assets and liabilities acquired are preliminary.  A preliminary valuation analysis was received by iVillage and iVillage is currently in the process of reviewing the methodologies and underlying assumptions.  Final adjustments to the valuation analysis could result in a material change in the allocation.

iVILLAGE INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET

December 31, 2004

(in thousands)

	iVillage Inc. and Subsidiaries	HealthCenters Online, Inc.	Pro Forma Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$83,046	$890	$(11,000)	1(a)	$72,686
			(250)	1(b)
Accounts receivable, net	9,708	967	—		10,675
Other current assets	4,058	424	—		4,482
Total current assets	96,812	2,281	(11,250)		87,843
Fixed assets, net	8,381	84	—		8,465
Goodwill and intangible assets, net	32,073	—	10,967	1(b)	43,040
Other assets	3,282	3	—		3,285
Total assets	$140,548	$2,368	$(283)		$142,633

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$10,142	$740	$—		$10,882

Deferred revenue	2,080	331	—		2,411
Deferred rent	144	—	—		144
Net current liabilities of discontinued operations	24	—	—		24
Total current liabilities	12,390	1,071	—		13,461

Deferred rent, net of current portion	1,339	—	—		1,339

Total liabilities	13,729	1,071	—		14,800

Commitments and contingencies

Stockholders’ equity:
Preferred stock	—	1,767	(1,767)	1(c)	—
Common stock	727	167	(167)	1(c)	729
			2	1(d)
Additional paid-in capital	617,958	2,149	(2,149)	1(c)	618,970
			1,012	1(d)

Treasury stock at cost	(766)	—	—		(766)
Stock subscription receivable	—	(19)	19	1(c)	—
Accumulated deficit	(491,100)	(2,767)	2,767	1(c)	(491,100)
Total stockholders’ equity	126,819	1,297	(283)		127,833
Total liabilities and stockholders’ equity	$140,548	$2,368	$(283)		$142,633

iVILLAGE INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2004

(in thousands, except per share amounts)

	iVillage Inc. and Subsidiaries	HealthCenters Online, Inc.	Pro Forma Adjustments		Pro Forma
Revenue	$66,903	$3,728	$—		$70,631

Operating expenses:
Product development and technology	28,903	—	619	2(a)	29,522
Salaries	—	1,468	(1,468)	2(a)	—
Sales and marketing	19,022	—	1,004	2(a)	20,026
Advertising and promotion	—	722	(722)	2(a)	—
General and administrative	11,227	763	495	2(a)	12,485
Depreciation and amortization	6,011	—	72	2(a)	7,857
			1,774	2(b)

Total operating expenses	65,163	2,953	1,774		69,890

Income from operations	1,740	775	(1,774)		741

Interest income, net	642	5	—		647
Other income, net	207	—	—		207
Gain on sale of joint venture interest and other assets	395	—	—		395
Net income from continuing operations before income taxes	2,984	780	(1,774)		1,990
Income tax expense	307	—	—		307
Net income from continuing operations	2,677	780	(1,774)		1,683
Income from discontinued operations	69	—	—		69
Net income	$2,746	$780	$(1,774)		$1,752

Basic per share data:
Net income from continuing operations per share	$0.04				$0.03
Income from discontinued operations per share	$0.00				$0.00
Basic net income per share	$0.04				$0.03

Diluted per share data:
Net income from continuing operations per share	$0.04				$0.02
Income from discontinued operations per share	$0.00				$0.00
Diluted net income per share	$0.04				$0.03	*

Weighted average shares of common stock outstanding used in computing basic net income per share	65,054		167	2(c)	65,221

Weighted average shares of common stock outstanding used in computing diluted net income per share	69,853		167	2(c)	70,020

* The aggregate of this column does not equal due to rounding.

iVILLAGE INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share data)

1.                                       The pro forma adjustments to the unaudited pro forma combined condensed consolidated balance sheet as of December 31, 2004 are as follows:

a)              Adjustment to cash for the cash portion of the acquisition price of approximately $11,000.

b)             Preliminary adjustment to goodwill and intangible assets, net to reflect the excess of the fair value of the net assets acquired over the purchase price, calculated as follows:

Cash portion of purchase price	$11,000
Value of stock portion of purchase price	1,014
Transaction costs	250
Purchase price	12,264
Fair value of net assets to be acquired	1,297
Goodwill and intangible assets, net	$10,967

•                  The value of the common stock to be issued in connection with the acquisition was estimated as $6.07, the average value of the iVillage Inc. common stock for the five business days surrounding the date the terms of the acquisition were agreed to and announced.

•                  The fair value of net assets to be acquired is HealthCentersOnline, Inc.’s stockholders’ equity balance of $1,297.

•      The following table sets forth the preliminary components and values of goodwill and intangible assets:

Content	$2,763
Customer contracts	1,678
Tradename/domain name	553
Subscriptions	176
Non-competition agreements	42
Goodwill	5,755
$10,967

The allocation of the purchase price to the assets and liabilities acquired are preliminary.  A preliminary valuation analysis was received by iVillage and iVillage is currently in the process of reviewing the methodologies and underlying assumptions.  Final adjustments to the valuation analysis could result in a material change in the allocation.

c)              Adjustment to reflect the elimination of all of the historical stockholders’ equity balances of HealthCentersOnline.

d)             Adjustment to reflect the issuance of 166,945 shares of iVillage Inc. common stock for the acquisition.  See above for valuation.

2.                                       The pro forma adjustments to the unaudited pro forma combined condensed consolidated statement of operations for the year ended December 31, 2004 are as follows:

a)              Adjustment to present HealthCentersOnline, Inc.’s operating expenses in iVillage Inc.’s statement of operations format.

b)             Adjustment to reflect amortization of intangible assets over the expected period of benefit which is three years for content, customer contracts and tradename/domain name and two years for subscriptions and non-competition agreements.  The amortization expense relating to the acquired intangible assets has no associated tax impact since the acquisition of HealthCentersOnline was a stock purchase and any acquired intangible assets would not be deductible for tax purposes.

c)              Adjustment to the weighted average shares of common stock outstanding used in computing basic and diluted net loss per share to reflect the issuance of 166,945 shares of common stock in connection with the acquisition of HealthCentersOnline, Inc.